Exhibit 99.1
GoHealth Reports Second Quarter 2024 Results
CHICAGO, August 8, 2024 — GoHealth, Inc. (NASDAQ: GOCO) (“GoHealth” or the “Company”), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three and six months ended June 30, 2024.

Second Quarter Highlights
•Second quarter 2024 net revenues of $105.9 million, a $36.9 million decrease compared to $142.8 million in the prior year period.
•Second quarter 2024 Submissions of 152,394, a 6% decrease compared to 162,837 Submissions in the prior year period, driven by an increase in Submissions generated by GoHealth’s internal captive agents offset by a decrease in Submissions generated by our external GoPartner Solutions agents.
•Second quarter 2024 net loss of $59.3 million, an improvement of $10.9 million compared to a net loss of $70.2 million in the prior year period.
•Second quarter 2024 Adjusted EBITDA(1) of negative $12.3 million, a decrease of $13.1 million compared to positive $0.8 million in the prior year period.
•Second quarter 2024 trailing twelve months (“TTM”) positive cash flow from operations was $53.8 million, a decrease of $32.1 million compared to TTM positive cash flow from operations of $85.9 million in the prior year period.

“We experienced a decline in net revenues to $105.9 million due to a 6% decrease in total Submissions. Submissions generated by our internal captive agents increased year-over-year, offset by a decline in Submissions generated by our external GoPartner Solutions, or GPS, agents,” said Vijay Kotte, CEO of GoHealth. “We are particularly pleased with the performance of our internal captive agents despite unchanged shopping and switching dynamics since last year's annual enrollment period (“AEP”). We anticipated year-over-year declines from Q1 through Q3, but our team has managed these expected dynamics by driving efficiencies. These results highlight the benefits of our proprietary Encompass workflow and PlanFit CheckUp process. GoHealth plays a critical role in helping Medicare eligible consumers navigate plan options every year. As we gear up for AEP in just 67 days, GoHealth is intensifying targeted marketing efforts to better identify and reach consumers in need of PlanFit CheckUp’s.”

“We also remain committed to leveraging our strengths and strategic initiatives to drive future growth,” continued Kotte. “GoHealth continues to advance our technology to ensure a seamless experience for agents and consumers. We believe that our advancements in artificial intelligence (“AI”) and automation are setting a new industry standard. Our proprietary technology leverages machine and deep learning models atop our sophisticated data platforms, enabling us to deliver more precise, data-driven insights and significantly enhance agent efficiency. We expect these innovations to streamline processes, provide dynamic personalization in our workflows, and improve our overall operational efficiency. By integrating AI and automation into our operations, we intend to not only enhance the consumer experience but also solidify our position as an industry leader in customer acquisition costs, represented by our Direct Cost of Submission.(2) With our consumer orientation and technology enablement, we are looking forward to continuing to support consumers during what we currently believe will be a dynamic AEP,” continued Kotte.

“We expect various factors to influence the second half of the year and we remain confident in our performance expectations for 2024. We anticipate growth in Submission volume, revenue, and Adjusted EBITDA," said Katie O’Halloran, Interim CFO of GoHealth. "We believe our mix of agency versus non-agency agreements will be a key driver of our cash flow from operations performance. With our continued strategic focus and disciplined execution, we are committed to achieving our goals and delivering long-term value."

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Direct Cost of Submission is a key operating metric. For a definition of Direct Cost of Submission and a description of how it is calculated, please see below.

Conference Call Details

The Company will host a conference call today, Thursday, August 8, 2024 at 8:00 a.m. (ET) to discuss its financial results. A live audio webcast of the conference call will be available via GoHealth's Investor Relations website, https://investors.gohealth.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About GoHealth, Inc.

GoHealth is a leading health insurance marketplace and Medicare-focused digital health company whose purpose is to compassionately ensure consumers’ peace of mind when making healthcare decisions so they can focus on living life. For many of these consumers, enrolling in a health insurance plan is confusing and difficult, and seemingly small differences between health plans may lead to significant out-of-pocket costs or lack of access to critical providers and medicines. GoHealth’s proprietary technology platform leverages modern machine-learning algorithms, powered by over two decades of insurance purchasing behavior, to reimagine the process of matching a health plan to a consumer’s specific needs. Its unbiased, technology-driven marketplace coupled with highly skilled licensed agents has facilitated the enrollment of millions of consumers in Medicare plans since GoHealth’s inception. For more information, visit https://www.gohealth.com.

Investor Relations:
John Shave
JShave@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are made in reliance upon the safe harbor provision of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, future capital expenditures, debt service obligations and adoption and use of artificial intelligence technologies are forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “aims,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “likely,” “future” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions, projections and other statements about future events that are based on current expectations and assumptions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections titled “Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report on Form 10-K”) and in our other filings with the Securities and Exchange Commission. The factors described in our 2023 Annual Report on Form 10-K should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2024, the forthcoming Quarterly Report on Form 10-Q for the second quarter ended June 30, 2024 and in our other filings with the Securities and Exchange Commission.

You should read this press release and the documents that we reference in this press release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Use of Non-GAAP Financial Measures

In this press release we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Condensed Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures include net income (loss) before interest expense, income tax (benefit) expense and depreciation and amortization expense, or EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate the business and monitor the results of operations. Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized in the table furnished below. Adjusted EBITDA Margin represents Adjusted EBITDA divided by net revenues.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. Adjusted EBITDA is used as a basis for certain compensation programs sponsored by the Company. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to their most directly comparable GAAP financial measures are presented in the tables furnished below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-routine items.

Use of Key Performance Indicators

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. Sales per Submission, Direct Cost of Submission, Direct Cost per Submission and Adjusted Direct Operating Margin per Submission, as well as Submissions, are key operating metrics used by management to understand the Company’s underlying financial performance and trends. Sales per Submission represents Medicare Revenue per Submission as further adjusted for certain items summarized in the table furnished below in this press release. Direct Cost per Submission represents Operating Expense per Submission as further adjusted for certain items summarized in the table furnished below in this press release. Adjusted Direct Operating Margin per Submission represents Sales per Submission less Direct Cost per Submission. Management uses these metrics to measure the performance of the Submissions generated in a reporting period by reviewing and presenting average performance on a per Submission basis over time. Submissions represent completed applications with our licensed agents and transfers by our agents to the health plan partners as further described below.

Certain Definitions and Key Terms

As used in this press release, unless the context otherwise requires:

•“LTV” refers to the Lifetime Value of Commissions, which we define as aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints.

•“Non-Encompass BPO Services” refer to programs in which GoHealth-employed agents are dedicated to certain health plans and agencies we partner with outside of the Encompass operating model.

Non-GAAP Financial Measures

Throughout this press release, we use a number of non-GAAP financial measures. We define these non-GAAP financial measures as follows:

•“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.

•“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.

•“EBITDA” represents net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense.

Key Performance Indicators

Throughout this press release, we provide a number of key performance indicators used by management. We define these key performance indicators as follows:

•“Adjusted Direct Operating Margin per Submission” refers to Sales per Submission less Direct Cost per Submission. Adjusted Direct Operating Margin per Submission, previously referred to as “Adjusted Gross Margin per Submission,” reflects a name change only and does not require any financial information to be reclassified from previous periods.

•“Direct Cost of Submission” refers to the aggregate direct cost to convert prospects into Submissions during a particular period. Direct Cost of Submission is comprised of revenue share, marketing and advertising expenses and consumer care and enrollment expenses, excluding share-based compensation expense, the impact of revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods and such expenses related to Non-Encompass BPO Services. Direct Cost of Submission, previously referred to as “Cost of Submission,” reflects a name change only and does not require any financial information to be reclassified from previous periods.

•“Direct Cost per Submission” refers to (x) the aggregate direct cost to convert prospects into Submissions for a particular period (comprised of revenue share, marketing and advertising expenses and consumer care and enrollment expenses, excluding share-based compensation expense, the impact of revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods and such expenses related to Non-Encompass BPO Services) divided by (y) the number of Submissions for such period. Direct Cost per Submission, previously referred to as “Cost per Submission,” reflects a name change only and does not require any financial information to be reclassified from previous periods.

•“Sales/Direct Cost of Submission” refers to (x) the sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii)

non-agency revenue and (iii) partner marketing and other revenue, divided by (y) the aggregate direct cost to convert prospects into Submissions (comprised of revenue share, marketing and advertising expenses and consumer care and enrollment expenses, excluding share-based compensation expense) for such period. Sales/Direct Cost of Submission excludes amounts related to Non-Encompass BPO Services. Sales/Direct Cost of Submission, previously referred to as “Sales/Cost of Submission,” reflects a name change only and does not require any financial information to be reclassified from previous periods.

•“Sales per Submission” refers to (x) the sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) non-agency revenue, and (iii) partner marketing and other revenue, divided by (y) the number of Submissions for such period.

•“Submission” refers to either (i) a completed application with our licensed agent that is submitted to the health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our Non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass operating model during the indicated period.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

	Three months ended Jun. 30,
	2024		2023
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$105,870	100.0%	$142,779	100.0%	$(36,909)	(25.9)%
Operating expenses:
Revenue share	20,680	19.5%	36,422	25.5%	(15,742)	(43.2)%
Marketing and advertising	38,004	35.9%	39,269	27.5%	(1,265)	(3.2)%
Consumer care and enrollment	39,314	37.1%	45,536	31.9%	(6,222)	(13.7)%
Technology	8,570	8.1%	10,511	7.4%	(1,941)	(18.5)%
General and administrative	16,398	15.5%	37,855	26.5%	(21,457)	(56.7)%
Amortization of intangible assets	23,514	22.2%	23,515	16.5%	(1)	—%
Operating lease impairment charges	—	—%	2,687	1.9%	(2,687)	(100.0)%
Total operating expenses	146,480	138.4%	195,795	137.1%	(49,315)	(25.2)%
Income (loss) from operations	(40,610)	(38.4)%	(53,016)	(37.1)%	12,406	(23.4)%
Interest expense	18,096	17.1%	17,265	12.1%	831	4.8%
Other (income) expense, net	648	0.6%	21	—%	627	2985.7%
Income (loss) before income taxes	(59,354)	(56.1)%	(70,302)	(49.2)%	10,948	(15.6)%
Income tax (benefit) expense	(40)	—%	(73)	(0.1)%	33	(45.2)%
Net income (loss)	$(59,314)	(56.0)%	$(70,229)	(49.2)%	$10,915	(15.5)%
Net income (loss) attributable to non-controlling interests	(33,318)	(31.5)%	(41,287)	(28.9)%	7,969	(19.3)%
Net income (loss) attributable to GoHealth, Inc.	$(25,996)	(24.6)%	$(28,942)	(20.3)%	$2,946	(10.2)%
Net Income (Loss) Margin	(56.0)%		(49.2)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(2.70)		$(3.27)
Weighted-average shares of Class A common stock outstanding — basic and diluted	9,973		9,122
Non-GAAP financial measures:
EBITDA	$(14,960)		$(26,669)
Adjusted EBITDA	$(12,308)		$788
Adjusted EBITDA Margin	(11.6)%		0.6%

	Six months ended Jun. 30,
	2024		2023
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$291,470	100.0%	$325,937	100.0%	$(34,467)	(10.6)%
Operating expenses:
Revenue share	58,693	20.1%	81,884	25.1%	(23,191)	(28.3)%
Marketing and advertising	90,779	31.1%	85,012	26.1%	5,767	6.8%
Consumer care and enrollment	87,175	29.9%	87,563	26.9%	(388)	(0.4)%
Technology	19,120	6.6%	20,054	6.2%	(934)	(4.7)%
General and administrative	33,317	11.4%	60,473	18.6%	(27,156)	(44.9)%
Amortization of intangible assets	47,028	16.1%	47,029	14.4%	(1)	—%
Operating lease impairment charges	—	—%	2,687	0.8%	(2,687)	(100.0)%
Total operating expenses	336,112	115.3%	384,702	118.0%	(48,590)	(12.6)%
Income (loss) from operations	(44,642)	(15.3)%	(58,765)	(18.0)%	14,123	(24.0)%
Interest expense	36,047	12.4%	34,156	10.5%	1,891	5.5%
Other (income) expense, net	82	—%	(32)	—%	114	(356.3)%
Income (loss) before income taxes	(80,771)	(27.7)%	(92,889)	(28.5)%	12,118	(13.0)%
Income tax (benefit) expense	(111)	—%	(117)	—%	6	(5.1)%
Net income (loss)	$(80,660)	(27.7)%	$(92,772)	(28.5)%	$12,112	(13.1)%
Net income (loss) attributable to non-controlling interests	(45,448)	(15.6)%	(54,651)	(16.8)%	9,203	(16.8)%
Net income (loss) attributable to GoHealth, Inc.	$(35,212)	(12.1)%	$(38,121)	(11.7)%	$2,909	(7.6)%
Net Income (Loss) Margin	(27.7)%		(28.5)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(3.76)		$(4.41)
Weighted-average shares of Class A common stock outstanding — basic and diluted	9,844		9,044
Non-GAAP financial measures:
EBITDA	$7,819		$(6,098)
Adjusted EBITDA	$14,585		$29,566
Adjusted EBITDA Margin	5.0%		9.1%

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2024	2023	2024	2023
Net revenues	$105,870	$142,779	$291,470	$325,937
Net income (loss)	(59,314)	(70,229)	(80,660)	(92,772)
Interest expense	18,096	17,265	36,047	34,156
Income tax expense (benefit)	(40)	(73)	(111)	(117)
Depreciation and amortization expense	26,298	26,368	52,543	52,635
EBITDA	(14,960)	(26,669)	7,819	(6,098)
Share-based compensation expense (benefit)(1)	1,892	10,120	3,675	16,704
Severance costs(2)	586	1,920	2,414	1,920
Legal fees(3)	174	12,730	677	14,353
Operating lease impairment charges(4)	—	2,687	—	2,687
Adjusted EBITDA	$(12,308)	$788	$14,585	$29,566
Adjusted EBITDA Margin	(11.6)%	0.6%	5.0%	9.1%

(1)Represents non-cash share-based compensation expense (benefit) relating to equity awards as well as share-based compensation expense (benefit) relating to liability classified awards that will be settled in cash.
(2)Represents severance costs and associated fees associated with a reduction in workforce unrelated to restructuring activities.
(3)Represents legal fees, settlement accruals and other expenses related to certain litigation, Credit Agreement amendments and other non-routine legal or regulatory matters.
(4)Represents operating lease impairment charges, reducing the carrying value of the associated right-of-use (“ROU”) assets and leasehold improvements to the estimated fair values.
The table below depicts the disaggregation of revenue and is consistent with how the Company evaluates its financial performance (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2024	2023	2024	2023
Medicare Revenue
Agency Revenue
Commission Revenue(1)	$70,553	$87,403	$150,286	$184,934
Partner Marketing and Other Revenue	14,127	23,195	33,517	50,319
Total Agency Revenue	84,680	110,598	183,803	235,253
Non-Agency Revenue	20,444	28,104	106,346	73,076
Total Medicare Revenue	105,124	138,702	290,149	308,329
Other Revenue
Non-Encompass BPO Services Revenue	—	2,528	—	9,322
Other Revenue	746	1,549	1,321	8,286
Total Other Revenue	746	4,077	1,321	17,608
Total Net Revenues	$105,870	$142,779	$291,470	$325,937
(1)Commission revenue excludes commissions generated through the Company’s Non-Encompass BPO Services as well as from the sale of individual and family plan insurance products.

The following table summarizes share-based compensation expense (benefit) by operating function for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2024	2023	2024	2023
Marketing and advertising	$52	$164	$128	$230
Customer care and enrollment	328	725	652	1,329
Technology	247	921	486	1,688
General and administrative(1)	1,265	8,310	2,409	13,457
Total share-based compensation expense (benefit)	$1,892	$10,120	$3,675	$16,704
(1) For the three and six months ended June 30, 2024 and 2023, share-based compensation expense includes expense related to the stock appreciation rights, which are liability classified awards.

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Jun. 30, 2024	Dec. 31, 2023
Assets
Current assets:
Cash and cash equivalents	$14,124	$90,809
Accounts receivable, net of allowance for doubtful accounts of $6 in 2024 and $27 in 2023	13,469	250
Commissions receivable - current	261,052	336,215
Prepaid expense and other current assets	12,527	49,166
Total current assets	301,172	476,440
Commissions receivable - non-current	554,000	575,482
Operating lease ROU asset	20,001	21,995
Property, equipment, and capitalized software, net	29,842	26,843
Intangible assets, net	349,526	396,554
Other long-term assets	2,534	2,256
Total assets	$1,257,075	$1,499,570
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,073	$17,705
Accrued liabilities	48,374	86,254
Commissions payable - current	88,219	118,732
Short-term operating lease liability	4,849	5,797
Deferred revenue	27,806	52,403
Current portion of long-term debt	40,000	75,000
Other current liabilities	14,717	14,122
Total current liabilities	234,038	370,013
Non-current liabilities:
Commissions payable - non-current	187,146	203,255
Long-term operating lease liability	36,827	39,547
Long-term debt, net of current portion	413,328	422,705
Other non-current liabilities	6,837	9,095
Total non-current liabilities	644,138	674,602
Commitments and Contingencies
Series A redeemable convertible preferred stock — $0.0001 par value; 50 shares authorized; 50 shares issued and outstanding as of both June 30, 2024 and December 31, 2023. Liquidation preference of $52.7 million and $50.9 million as of June 30, 2024 and December 31, 2023, respectively.	51,100	49,302
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 10,360 and 9,823 shares issued; 10,059 and 9,651 shares outstanding as of June 30, 2024 and December 31, 2023, respectively.	1	1
Class B common stock – $0.0001 par value; 615,984 and 616,018 shares authorized; 12,780 and 12,814 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	1	1
Preferred stock – $0.0001 par value; 20,000 shares authorized (including 50 shares of Series A redeemable convertible preferred stock authorized and 200 shares of Series A-1 convertible preferred stock authorized); 50 shares issued and outstanding as of both June 30, 2024 and December 31, 2023.	—	—
Series A-1 convertible preferred stock— $0.0001 par value; 200 shares authorized; no shares issued and outstanding as of both June 30, 2024 and December 31, 2023.	—	—
Treasury stock – at cost; 302 and 173 shares of Class A common stock as of June 30, 2024 and December 31, 2023, respectively.	(3,975)	(2,640)
Additional paid-in capital	662,347	654,059
Accumulated other comprehensive income (loss)	(150)	(127)
Accumulated deficit	(455,492)	(420,280)
Total stockholders’ equity attributable to GoHealth, Inc.	202,732	231,014
Non-controlling interests	125,067	174,639
Total stockholders’ equity	327,799	405,653
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,257,075	$1,499,570

The following table sets forth the net cash provided by (used in) operating activities for the periods presented (unaudited):

Net cash provided by (used in) operating activities	Six months ended Jun. 30,		Trailing Twelve Months ended Jun. 30,
	2024	2023	2024	2023
	$(23,984)	$31,340	$53,817	$85,867

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. Below are the most relevant business and operating metrics for our single operating and reportable segment.
The following tables set forth the reconciliations of Medicare Revenue per Submission and Operating Expense per Submission to our operating metrics, Sales per Submission and Direct Cost per Submission, for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
	2024	2023	2024	2023
Sales per Submission
Medicare Revenue per Submission	$690	$852	$787	$819
Sales per Submission	$690	$852	$787	$819

Direct Cost per Submission
Operating Expense per Submission	$961	$1,202	$912	$1,022
Indirect operating expenses(1)	(318)	(458)	(270)	(346)
Exit of Non-Encompass BPO Services	—	(14)	—	(21)
Share-based compensation expense(2)	(2)	(5)	(2)	(4)
Direct Cost per Submission	$641	$725	$640	$651

Adjusted Direct Operating Margin per Submission(3)	$49	$127	$147	$168

(1)Indirect operating expenses include technology, general and administrative, amortization of intangible assets and operating lease impairment charges.
(2)Share-based compensation expense included within marketing and advertising expenses and consumer care and enrollment expenses.
(3)Sales per Submission less Direct Cost per Submission.

The following table presents the number of Submissions for the periods presented (unaudited):

Submissions	Three months ended Jun. 30,
	2024	2023	Change	% Change
	152,394	162,837	(10,443)	(6.4)%

	Six months ended Jun. 30,
	2024	2023	Change	% Change
	368,542	376,482	(7,940)	(2.1)%

The following table presents the Sales per Submission for the periods presented (unaudited):

Sales Per Submission	Three months ended Jun. 30,
	2024	2023	$ Change	% Change
	$690	$852	$(162)	(19.0)%

	Six months ended Jun. 30,
	2024	2023	$ Change	% Change
	$787	$819	$(32)	(3.9)%

The following are our Sales/Direct Cost of Submission, Direct Cost of Submission (in thousands) and Direct Cost Per Submission for the three and six months ended June 30, 2024 and 2023 (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
	2024	2023	2024	2023
Sales/Direct Cost of Submission	1.1	1.2	1.2	1.3
Direct Cost of Submission	$97,618	$118,080	$235,868	$245,250
Direct Cost per Submission	$641	$725	$640	$651